                                                                 EXHIBIT 99.3


                GREENPOINT MANUFACTURED HOUSING CONTRACT TRUST
                           PASS THROUGH CERTIFICATES
                                 SERIES 1999-3
                   January 1, 1999 through December 31, 1999

                                                Class A-1        Class A-2         Class A-3         Class A-4          Class A-5
                                             --------------    --------------    -------------    ---------------     --------------
1999 Distribution Allocable to Principal      28,898,527.29              0.00             0.00               0.00               0.00
1999 Distributions Allocable to Interest       5,097,486.97      1,092,680.96     3,976,143.36       5,998,545.04       5,205,666.64
12/31/99 Remaining Principal Balance         124,712,472.71     27,002,000.00    95,275,000.00     137,792,000.00     115,000,000.00


                                               Class A-6         Class A-7        Class II A-1      Class II A-2
                                             --------------    --------------    -------------    ---------------
1999 Distributions Allocable to Principal              0.00              0.00     6,438,954.94               0.00
1999 Distributions Allocable to Interest       1,992,333.36      6,819,816.56     1,645,383.98       1,806,062.50
12/31/99 Remaining Principal Balance          43,000,000.00    140,711,484.00    41,267,219.06      50,000,000.00

Number and aggregate remaining principal balance of Contracts with payments delinquent:

   Days Delinquent        Number       Aggregate Remaining Principal Balance
   ---------------        ------       -------------------------------------
       31 - 59             537                        19,588,919.31
       60 - 89             145                         5,413,814.86
     90 or more            174                         6,933,492.14

Aggregate amount of servicing fees and expenses payable out of the trust for 1999:                 5,307,605.12

The number of contracts that were repurchased or replaced during 1999                                         0

1999 Aggregate Principal Balance of All Contracts repossessed or foreclosed upon                   3,074,270.38

The balance in the Reserve Account as of 12/31/99                                                          0.00

1999 Cumulative Realized Losses                                                                      428,563.09

The amount of any outstanding Monthly Advance Amount as of 12/31/99                                  655,448.15

1999 amounts deposited to Reserve Account                                                                  0.00

The pool scheduled principal balance, expressed as a percentage                                      95.6378737%     810097659
     of the Cut-Off Date pool principal balance                                                                      774760176

The number of Manufactured Homes Currently held by the Servicer due to Repossessions                        324
    and the aggregate principal balance of the related defaulted Contracts                        12,306,474.47